EXHIBIT 10(AM)

NINTH AMENDMENT TO THE
NATIONAL WESTERN LIFE INSURANCE COMPANY
NON-QUALIFIED DEFERRED COMPENSATION PLAN

         This Ninth Amendment to the National Western Life Insurance Company Non-Qualified Deferred Compensation Plan (the "Plan") is hereby adopted by National Western Life Insurance Company (the "Company").

W I T N E S S E T H

        WHEREAS, the Plan was originally established effective January 1, 1991;

        WHEREAS, Section 6.2 of the Plan permits the Company to amend the Plan at any time; and

        WHEREAS, the Company desires to amend the Plan to exclude stock option income, commissions, bonuses, and similar extraordinary remuneration from the definition of "Compensation" under the Plan and to update provisions relating to Section 401(a)(17) of the Internal Revenue Code;

        NOW, THEREFORE, the Plan is hereby amended as follows effective as specified below:

        1.     Section 1.2(e) of the Plan is hereby amended effective as of November 1, 2003 by restating such Section to read in its entirety as follows:

               (e)     Compensation: Compensation shall be the total cash remuneration paid by the Employer during each Plan Year, as reported on Form W-2 or its subsequent equivalent. Notwithstanding the foregoing, "Compensation" shall include director's fees; amounts deferred under Code Sections 125,
        132(f)(4), or 401(k); and nonqualified elective deferrals, and "Compensation" shall exclude reimbursements or other expense allowances, moving expenses, welfare benefits, imputed value of insurance, stock option income, commissions, bonuses, and any other extraordinary remuneration.
        Compensation hereunder shall not be subject to any limitations applicable to tax-qualified plans, such as pursuant to Code Sections 401(a)(17) or 415.

        2.     The first paragraph of Section 3.2 of the Plan is hereby amended effective as of January 1, 2002 to read in its entirety as follows:

        The Employer shall make an Employer mandatory matching contribution each Plan Quarter equal to fifty percent (50%) of the Participant's contributions made under Section 3.1 of this Plan, limited to no more than two percent (2%) of the Participant's Compensation for the quarter, that exceeds, on a year to date basis, the applicable limitation under Code Section 401(a)(17)(A), as adjusted in accordance with Code Section 401(a)(17)(B).

        3.     The first paragraph of Section 3.4 of the Plan is hereby amended effective as of January 1, 2002 to read in its entirety as follows:

        The Employer shall make an Employer mandatory non-matching contribution each Plan Quarter equal to two percent (2%) of the Participant's Compensation for the quarter that exceeds, on a year to date basis, the applicable limitation under Code Section 401(a)(17)(A), as adjusted in accordance with
        Code Section 401(a)(17)(B).

        4.     Except as herein amended, the terms of the Plan as in effect immediately preceding the date hereof shall continue in full force and effect.

        IN WITNESS WHEREOF, the Company has adopted and executed this Ninth Amendment to the Plan this 17th day of October, 2003.
National Western Life Insurance Company

/s/ James P. Payne

By: James P. Payne

Its: Senior Vice President - Secretary

Approved by the Board of Directors October 17, 2003.